Exhibit 99.1

U.S. Gold Corp. Announces Results of its 2023 Annual General Meeting of Shareholders

All Proxy Proposals Pass

CHEYENNE, WY, April 29, 2024 – U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (Nasdaq: USAU), today announced the results of the Company’s annual shareholder meeting that was held virtually on April 26, 2024 at 9:00 AM MT.

The following proposals were approved by the Company’s shareholders at the meeting:

●	Election of five directors (Luke Norman, George Bee, Robert Schafer, Michael Waldkirch and Johanna Fipke), to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified; and

●	Ratification on the appointment of Marcum, LLP as U.S. Gold’s independent registered public accountant for the fiscal year ending April 30, 2024.

Luke Norman, the Company’s Chairman, stated, “We are pleased that all the proxy proposals passed successfully at our Annual Shareholder Meeting. On behalf of U.S. Gold Corp., our Board and the entire management team, I would like to personally thank all of our shareholders for taking the time to vote and I look forward to working closely with our incoming Board and continuing to create value for our shareholders to move the Company forward in the advancement of our CK Gold Project in Wyoming and our exploration projects, the Keystone Project in Nevada and Challis Gold Project in Idaho. I would also like to thank Ms. Tara Gilfillan, who was not up for re-election, for her contributions to the Board during her tenure as a director.”

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S.-focused gold and copper exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Our CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study technical report, which was completed by Gustavson Associates, LLC. Our Keystone exploration property is on the Cortez Trend in Nevada. Our Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please https://www.usgoldcorp.gold/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements include statements related to the advancement of our projects and our expectation to continue creating shareholder value. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, COVID-19 risks, changes in interpretations of geological, geostatistical, metallurgical, mining or processing information, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future drilling programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold